Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 no. 333-36708) of PDL BioPharma, Inc.,
(2)	Registration Statement (Form S-3 No. 333-122760) of PDL BioPharma, Inc.,
(3)	Registration Statement (Form S-3 No. 333-123958) of PDL BioPharma, Inc.,
(4)	Registration Statement (Form S-3 No. 333-128644) of PDL BioPharma, Inc.,
(5)	Registration Statement (Form S-3ASR No. 333-174052) of PDL BioPharma, Inc.,
(6)	Registration Statement (Form S-8 No. 333-87957) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,
(7)	Registration Statement (Form S-8 No. 333-68314) pertaining to the 1999 Stock Option Plan and 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,
(8)	Registration Statement (Form S-8 No. 333-104170) pertaining to the 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,
(9)	Registration Statement (Form S-8 No. 333-125906) pertaining to the 2005 Equity Incentive Plan of PDL BioPharma, Inc., and
(10)	Registration Statement (Form S-8 No. 333-145262) pertaining to the 2005 Equity Incentive Plan.

of our reports dated March 1, 2013, with respect to the consolidated financial statements of PDL BioPharma, Inc., and the effectiveness of internal control over financial reporting of PDL BioPharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California
March 1, 2013